EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

To  the  Board  of  Directors
Allmarine Consultants Corporation
8601  RR  2222,  Bldg.  1  Ste.  210
Austin,  Texas  78730

     We hereby consent to the use in this Form SB-2 Registration Statement of our report dated July 5, 2005, relating to the balance sheet of Allmarine
Consultants Corporation as of May 31, 2005 and the related statements of operations, stockholders' equity and cash flows for the period from May 19, 2005 (Inception) through May 31, 2005, and the inclusion of our name under the heading "Experts" appearing herein.

December 20, 2005

/s/ Lopez, Belvins, Bork & Associates, LLP
---------------------------
Lopez, Belvins, Bork & Associates, LLP
Houston, Texas